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                                                                    EXHIBIT 10.6

               NOTE EXCHANGE, RESTRUCTURE AND CONVERSION AGREEMENT

         THIS NOTE EXCHANGE, RESTRUCTURE AND CONVERSION AGREEMENT (this "Agreement") is made and entered into as of this 28th day of September, 2001, by and between EQUITEL, INC., a Delaware corporation ("equitel"), WOLFPACK CORPORATION, a Delaware corporation ("Wolfpack") and LANCER PARTNERS, LIMITED PARTNERSHIP and LANCER OFFSHORE (the "Debt Holders," "you" or "your").

                                    RECITALS:

         Prior to the date hereof, Capital Research, Ltd., Michael Lauer and Viator Fund, Ltd. transferred all of their right, title and interest in all debt obligations of equitel to Debt Holders.

         This Agreement provides that the debt of equitel held by or owed to the Debt Holders (the "equitel Debt") will be converted (i) into Wolfpack Debt and
(ii) thereafter, into Wolfpack common stock on a dollar for dollar basis based upon the aggregate amount of gross proceeds raised by Wolfpack from the sale of common stock or other equity securities convertible into, or exchangeable for, the common stock of Wolfpack, sold solely through the efforts of Capital Investment Partners, LLC (or its affiliates) (collectively "CIP") on or prior to February 28, 2002 pursuant to a placement agent agreement or underwriting agreement (hereinafter referred to as the "Financing Agreement") containing such terms and conditions as are acceptable to the Board of Directors of Wolfpack; to the extent the Wolfpack Debt is not so converted by February 28, 2002, Debt Holders will have the right at any time thereafter to convert the outstanding Debt into common stock at a thirty percent (30%) discount to the average closing price of a share of Wolfpack common stock for the ten (10) trading days prior to conversion.

         NOW, THEREFORE, for and in consideration of the recitals and premises, which constitute an integral part of this Agreement, and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto do hereby agree as follows:

         Section 1.   Definitions
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                  "equitel  companies" means equitel, equitel communications corporation, equitel development, inc. and by any predecessor entity thereof;

                  "equitel Company" refers to any of the equitel Companies;

                  "equitel Debt" means all indebtedness, including principal, accrued interest and all other accrued interest thereunder thereon owed to the Debt Holders by any equitel Company as of the date of this Agreement. The parties believe amount of such debt is set forth on
         Schedule 1 hereto.
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               "Share Equivalent Price" means the price per share of Wolfpack common stock sold in the applicable Equity Financing or in the case of securities other than common stock the common-equivalent price per share applicable to the securities sold in the Equity Financing.

               "Stock Swap Agreement" means that certain Stock Purchase Agreement dated as of an even date herewith by and among equitel, Lancer Partners, Limited Partnership, Lancer Offshore, Inc., Capital Research, Ltd., Alpha Omega Group, Inc. ("AOGI") and Wolfpack.

               "Wolfpack Debt" means the unconditional obligation of Wolfpack to pay to Debt Holders an amount equal to the equitel Debt, plus interest thereon, as described and subject to the terms of the Senior Subordinated Convertible Promissory Note (Exhibit A).

          Section 2. Cancellation and Exchange. Notwithstanding any agreement
                     -------------------------
between the Debt Holders and the equitel companies entered into prior to the date of this Agreement, all equitel Debt outstanding on the Closing Date, whether or not evidenced by a written note, shall be cancelled and the outstanding principal and accrued but unpaid interest thereon shall be converted into a like amount of Wolfpack Debt in the form of a Senior Subordinated Convertible Note in substantially the form attached hereto as Exhibit A (the
                                                              ---------
"Wolfpack Notes"). All warrants and all rights to receive warrants to acquire common stock of equitel or the capital stock of any of the equitel Companies ("equitel Warrants") (whether or not acquired pursuant to, or in connection with, the equitel Debt) shall be cancelled and shall be of no further force or effect; and specifically the warrants to be issued to Capital Research, Ltd. under the Senior Subordinated Convertible Note Payable Agreement shall be retroactively cancelled from the date they were to be issued. From and after the Initial Closing, and until the surrender of the notes representing the cancelled equitel Debt, and the cancellation of such notes (or in lieu thereof, the delivery by the noteholder of a fully executed lost note affidavit in form satisfactory to Wolfpack), such notes shall be deemed to represent Wolfpack Debt as held in the name of the noteholder.

          Section 3. Waiver. The Debt Holders hereby (i) waive any default or
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event of default under the equitel Debt existing on or prior to the date of this
Agreement, (ii) waive any default or event of default arising out of the consummation of the transactions contemplated by the Stock Swap Agreement (whether or not acquired pursuant to, or in connection with, the equitel Debt), and (iii) waive all rights with respect to equitel Warrants or the right to receive equitel Warrants and any default thereunder.

          Section 4.  Conversion of the Wolfpack Notes
                      --------------------------------

          (a) Effective as of the close of business on the Follow-on Closing Date(s) (as defined below), your Wolfpack Debt shall be cancelled and converted into that number of shares of Wolfpack common stock as follows: the amount of cash received by Wolfpack in an Equity Financing on a Follow-on Closing will be divided by the Share Equivalent Price (as defined above, to produce the number of shares of Wolfpack common stock you are to receive in

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cancellation of a like amount of your Wolfpack Debt. You may determine (voting based on amount of outstanding Wolfpack Debt held by each of you) the order in which your notes evidencing the Wolfpack Debt are converted. At each Follow-on Closing, you are obligated to deliver your original Wolfpack Note (or in lieu thereof, lost note affidavit reasonably acceptable to us). In the event of a partial conversion and cancellation of a Wolfpack Note, we will issue a new note to the holder thereof to reflect the remaining balance in connection with the cancellation of the Wolfpack Note.

         (b) From and after the time of such conversion and cancellation (and to the extent thereof) at a Follow-on Closing, with respect to the amount of Wolfpack Debt converted and cancelled, neither Wolfpack nor any equitel Company shall have any liability (whether for principal, interest, premium or penalty) to any person or entity with respect thereto, under the Wolfpack Notes or Wolfpack Debt or otherwise, all such indebtedness being deemed discharged at such Follow-on Closing. From and after such Follow-on Closing, and until the surrender of the Wolfpack Notes representing the cancelled Wolfpack Debt, and the cancellation of such Wolfpack Notes (or in lieu thereof, the delivery by the noteholder of a lost note affidavit reasonably acceptable to us), such Wolfpack Notes shall be deemed to represent the shares of Wolfpack common stock as held in the name of the noteholder.

         Section 5. Closing(s). The closing(s) of the transactions contemplated
                    ----------
herein will take place at the offices of equitel, 4021 Stirrup Creek Drive, Suite 400, Durham, North Carolina 27703, (i) in the case of the transactions described in Section 2, on the date hereof (the "Initial Closing"; on the "Initial Closing Date"), and (ii) in the case of the transactions described in
Section 4, on the dates funds are received and accepted by Wolfpack for the sale of Equity Securities under the Financing Agreement or within five days thereafter (each, a "Follow-on Closing"; on a "Follow-on Closing Date(s)"; there may be several Follow-on Closings).

         Section 6. Waiver of Notices. Each of the parties hereto, by executing
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this Agreement, does hereby waive any and all notices which are, or may be, required pursuant to the terms of the equitel Debt and Wolfpack Debt and the notes evidencing the same, in connection with the conversion and/or cancellation thereof provided for in this Agreement.

         Section 7. Representations and Warranties of Debt Holder. As an
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inducement to Wolfpack and equitel to enter into and perform this Agreement,
Debt Holder hereby represents and warrants to Wolfpack and equitel as follows:

               (a) Debt Holder has had the opportunity to discuss this Agreement, the Stock Purchase Agreement and related documents with Debt Holder's legal counsel.

               (b) Debt Holder understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the shares of Wolfpack common stock (the "Shares") issuable in connection with the conversion of the Wolfpack Notes, for investment, or any recommendation or endorsement of the offering of the Shares, and Debt Holder must forego the security, if any, such a review would provide.

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          (c) Debt Holder will acquire the Shares for Debt Holder's own account, with the intention of holding the Shares for investment, with no intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares; and shall not make any sale, transfer or other disposition of the Shares without registration under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable securities laws of any state or unless an exemption from registration is available under those Federal and state laws.

          (d) Debt Holder represents that it has no need for liquidity in its investment in the Shares, and at the present time, could afford a complete loss of such investment.

          (e) Debt Holder is an accredited investor as that term is defined in
     Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act. Debt Holder is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period.

          (f) The address shown under Debt Holder's signature at the end of this Agreement is Debt Holder's principal business or residential address, as applicable.

          (g) Except as otherwise noted, Debt Holder and/or its purchaser representative has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

          (h) Debt Holder has made an independent evaluation of the merits of the investment and acknowledges the high risk nature of the investment.

          (i) Debt Holder understands that the provisions of Rule 144 promulgated under the 1933 Act may not be available to permit resales of the Shares, and that registration or compliance with some other registration exemption will be required.

          (j) Debt Holder agrees that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance as follows:

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         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSES, EXCEPT IN TRANSACTIONS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SECURITIES SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE ISSUER."

               (k) Debt Holder is not subscribing for Wolfpack Notes or the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to Debt Holder in connection with investments the Wolfpack Notes and Shares generally.

         Section 8.  Governing Law. This Agreement, and the rights and
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obligations of the parties hereunder, shall be construed and governed under the laws of the State of Delaware.

         Section 9.  Counterparts. This Agreement may be executed in ,
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counterparts, all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 10. Effect of Headings. The Section headings herein are for
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convenience only, and shall not affect the construction hereof.

         Section 11. Entire Agreement. This Agreement includes the parties'
                     ----------------
complete agreement with respect to the matters described herein. This Agreement includes Schedules and Exhibits thereto.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]

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         IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first above written.

                                    EQUITEL, INC.

                                    By:____________________________________

                                    Title:_________________________________



                                    WOLFPACK CORPORATION

                                    By:____________________________________

                                    Title:_________________________________


                                    "DEBT HOLDERS"

                                    LANCER OFFSHORE, INC.

                                    By:____________________________________

                                    Its:___________________________________


                                    LANCER PARTNERS, LIMITED PARTNERSHIP

                                    By: ___________________________________

                                    Its:___________________________________

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Acknowledgment:
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The undersigned have reviewed this Note Exchange, Restructure and Conversion
Agreement and acknowledge and agree (i) that they currently own no equitel Debt,
(ii) that they have transferred all right, title and interest to any and all equitel Debt to Lancer Partners, Limited Partnership and/or Lancer Offshore, Inc., and (iii) that they hereby waive any past defaults and (iv) all existing equitel Warrants and any rights to receive equitel Warrants are cancelled and of no further force or effect and all rights to receive any unissued warrants are waived. "equitel Debt" and "equitel Warrants" have the meaning provided in the Note Exchange, Restructure and Conversion Agreement.

VIATOR FUND LTD.


By: _________________________________________________


Its: ________________________________________________



CAPITAL RESEARCH, LTD.


By:__________________________________________________


Its: ________________________________________________



_____________________________________________________
MICHAEL LAUER

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